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                                                                   EXHIBIT 99(d)

                        [FORM OF UNION CAMP PROXY CARD]

                             UNION CAMP CORPORATION
 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1999

     The undersigned hereby appoints W. CRAIG McCLELLAND, JERRY H. BALLENGEE and DIRK R. SOUTENDIJK and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the special meeting of stockholders of said corporation at The Union League Club, 38 East 37th Street, New York, New York, on Friday, April 30, 1999 at 10:30 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Joint Proxy Statement/Prospectus dated March 30, 1999.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE MERGER PROPOSAL, AS REFERRED TO ON THE REVERSE SIDE.

(Continued, and to be SIGNED on the reverse side.)

                                         UNION CAMP CORPORATION
                                         P.O. BOX 11188
                                         NEW YORK, NY 10203-0188
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                          VOTE BY MAIL OR BY TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

              TELEPHONE                                     MAIL
            800-555-1234

    Use any touch-tone telephone to          Mark, sign and date your proxy card
    vote your proxy. Have your proxy         and return it in the postage-paid
    card in hand when you call. You          envelope we have provided.
    will be prompted to enter your
    control number, located in the
    box below, and then follow the
    simple directions.


    Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.





                                                       -------------------------
CALL TOLL FREE TO VOTE - IT'S FAST AND CONVENIENT          CONTROL NUMBER FOR
                                                            TELEPHONE VOTING
                                                       -------------------------
                     DETACH PROXY CARD HERE IF YOU ARE NOT
                              VOTING BY TELEPHONE
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The Board of Directors of Union Camp Corporation recommends a vote FOR:

1. Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 24, 1998, among Union Camp Corporation, International Paper Company ("IP"), a New York corporation and Maple Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of IP. The Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.


                FOR  [X]       AGAINST  [X]        ABSTAIN  [X]

             Please mark this box if you
             plan to attend the annual
             meeting. A ticket of admission   [X]      Address Change and/or [X]
             will be mailed to you.                    Comments Mark Here


                              Please sign exactly as your names appear. If
                              Executor, Trustee, etc. give full title. If stock is registered in two names, both should sign.


                              Dated:
                                    --------------------------------------- 1999

                                    --------------------------------------------
                                                    Signature(s)

                                    --------------------------------------------
                                                    Signature(s)


                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope
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                               IMPORTANT REMINDER

APRIL  , 1999


DEAR UNION CAMP SHAREHOLDER:

     Your proxy has not yet been received for the Special Meeting to be held on April 30, 1999. No matter how many or how few shares you own, your vote is important.

     At the Special Meeting, you will be asked to approve the merger between Union Camp and International Paper. This matter and the Board's recommendation are explained in greater detail in the Joint Proxy Statement/Prospectus previously sent to you.

     Please take the time today to sign, date and return the enclosed duplicate proxy in the postage paid envelope as soon as possible. If you need another copy of the Joint Proxy Statement/Prospectus or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885.


Sincerely,


Dirk R. Soutendijk
Vice President, General Counsel
and Secretary
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March 31, 1999


TO: PARTICIPANT'S HAVING UNION CAMP STOCK ALLOCATED TO THEIR ACCOUNTS UNDER THE FOLLOWING PLANS:

     The Union Camp Corporation Salaried Employees' Savings and Investment Plan

     The Union Camp Corporation Employees' Investment Plan

     The Union Camp Corporation Employees' Savings and Investment Plan

     The Union Camp Corporation Franklin Employee Investment Plan

     The Union Camp Corporation Prattville Employee Investment Plan

     The Union Camp Corporation Savannah Employee Investment Plan

     The Puerto Rico Container Company Employees' Savings Plan

     Bush Boake Allen Inc. Employees' Savings and Investment Plan

As a participant in one of the plans listed above, you are entitled to direct
T. Rowe Price Trust Company, as Trustee of these plans, how to vote the shares of Union Camp Common Stock allocated to your account at the Special Meeting of Shareholders to be held April 30, 1999 to consider the merger of Union Camp Corporation with International Paper Company. Enclosed is a copy of the Board of Directors' proxy statement which you should carefully read.

Please vote, sign and date the enclosed Confidential Voting Instructions form and return it in the enclosed envelope to T. Rowe Price Trust Company, c/o Proxy Tabulator, P.O. Box 9116, Hingham, MA 02043-9891. T. Rowe Price Trust Company will keep your instructions confidential and will vote the shares in your account as you direct. If you do not return the enclosed Confidential Voting Instructions form, your shares will be voted in the same proportions as shares are actually voted in the above plans.

Your vote is important. Please complete and return the Confidential Voting Instructions form to T. Rowe Price Trust Company, c/o Proxy Tabulator, P.O. Box 9116, Hingham, MA 02043-9891 as soon as possible.

Very truly yours,




Dirk R. Soutendijk
Vice President, General Counsel and Secretary